Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports First Quarter Fiscal 2009

Revenues of $49.1 Million

Operating cash flow of $2.6 million

Book-to-bill ratio of 1.01

GAAP losses per share from continuing operations of $(0.05)

Non-GAAP earnings per share from continuing operations of $0.07

CHELMSFORD, Mass. – October 22, 2008 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported results for its first quarter of fiscal 2009, which ended September 30, 2008.

In the first quarter, Mercury sold the assets and intellectual property (IP) of its subsidiary, SolMap Pharmaceuticals, formerly referred to as Mercury’s Biotech Group, to FORMA Therapeutics. In addition, during the fourth quarter of fiscal 2008, Mercury’s subsidiary Visage Imaging sold its Embedded Systems and Professional Services (ES/PS) business. All historical financial statements have been adjusted to reflect these businesses as discontinued operations.

First quarter revenues were $49.1 million, an increase of $1.1 million from the prior year’s first quarter.

First quarter GAAP operating losses were $(1.3) million, a $1.6 million improvement as compared to a GAAP operating loss of $(2.9) million in the first quarter of fiscal 2008. First quarter GAAP net losses from continuing operations were $(1.0) million. GAAP diluted losses per share from continuing operations were $(0.05) for the first quarter. First quarter GAAP operating losses include $3.4 million in charges, consisting of $1.4 million in stock-based compensation costs, $1.4 million in amortization of acquired intangible assets, and $0.6 million in restructuring expenses. Excluding the impact of these charges, first quarter non-GAAP operating income was $2.0 million. First quarter non-GAAP net income from continuing operations was $1.5 million. Non-GAAP diluted earnings per share from continuing operations were $0.07 for the first quarter.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 2

Cash flows from operating activities were a net inflow of $2.6 million in the first quarter. Cash, cash equivalents, and marketable securities as of September 30, 2008 were $167.0 million, an increase of $0.5 million from June 30, 2008.

“We have set out to make fiscal 2009 a pivotal transition year for Mercury, and the first quarter was a strong start,” said Mark Aslett, President and CEO of Mercury Computer Systems, Inc. “Mercury met or exceeded the majority of our internal financial and operational targets, including our first quarter guidance. Our efforts to improve the underlying operations of the business enhanced our profitability and increased our cash flow. At the same time, we made further progress in strengthening our core ACS defense business and divesting unprofitable and non-core businesses. These achievements give us confidence that Mercury will exit fiscal 2009 as a more focused and profitable business, and an enterprise with broader opportunities for growth.”

Backlog

The Company’s total backlog at the end of the first quarter was $87.8 million, a $0.7 million sequential increase from the fourth quarter of last fiscal year, and a $3.6 million increase from the same quarter last year as reported. Of the current total backlog, $72.5 million represents shipments scheduled over the next 12 months. The book-to-bill ratio was 1.01 for the quarter.

Revenues by Operating Unit

Advanced Computing Solutions (ACS) — Revenues for the quarter from ACS were $44.6 million, representing 91% of the Company’s total revenues. Approximately 74% of ACS’s revenue for the quarter related to defense business as compared to approximately 64% in the same quarter last year.

Visage Imaging (Visage) — Revenues for the quarter from Visage were $2.0 million.

Visualization Sciences Group (VSG) — Revenues for the quarter from VSG were $2.3 million.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 3

Emerging Businesses — The results of this segment primarily consist of Mercury’s wholly-owned subsidiary Mercury Federal Systems, Inc. (MFS). During the first quarter, MFS secured $4.0 million in bookings and recorded $0.3 million in revenues.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter. It is possible that actual performance will differ materially from the estimates given - either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact the Company’s actual performance.

For the second quarter of fiscal year 2009, revenues are currently expected to be in the range of approximately $47 million to $49 million. At this range, GAAP losses per share are currently expected to be in the range of a loss of $(0.22) to a loss of $(0.14). Excluding the impact of stock-based compensation costs, amortization of acquired intangible assets and the difference between expected GAAP and non-GAAP tax rates, second quarter fiscal year 2009 non-GAAP earnings (losses) per share are currently expected to range from a loss of $(0.05) to breakeven.

Recent Highlights

July – Mercury announced that the Mercury PowerBlock™ 50 received the Editor’s Choice Award from Military Embedded Systems magazine for its “maximum horsepower in a minimum-sized system envelope.” The PowerBlock 50 is an ultra-compact, ruggedized computer optimized for real-time image, sensor, and signal processing for small platforms in the 6- to 10-pound range. The PowerBlock 50 was selected from hundreds of new product introductions that ranged from hardware and software to connectors and cable assemblies.

July – Mercury announced it received the coveted STAR Supplier Award from Lockheed Martin. The Company was recognized for exceptional quality and performance in the Electronic Systems Business Area. The award, which signifies exemplary performance in providing goods or services that contribute to the success of the Lockheed Martin mission, marks a decade in the ongoing alliance between Lockheed and Mercury to deliver advanced computing solutions to the embedded defense systems market.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 4

July – Mercury announced the retirement of James “Jay” R. Bertelli as a Mercury employee and its Executive Chairman of the Board. Mr. Bertelli has assumed the role of Non-Executive Chairman of the Board until the Company’s 2008 annual shareholder meeting to be held later this year, after which he will retire from the Board of Directors. Mr. Bertelli has agreed to enter into a non-compete agreement and to provide consulting services to Mercury.

July – Mercury announced that the Echotek® Series advanced RF and mixed-signal solutions deliver unsurpassed tuning speeds and best-in-class signal integrity for a growing range of network-centric applications. The Echotek Series RF and mixed-signal solutions enable a comprehensive range of narrowband, wideband, and ultra-wideband tuning and receiving capabilities for the most challenging communications intelligence (COMINT), electronic intelligence (ELINT), electronic warfare (EW), radar, and other sensor-based applications.

August – Mercury announced it received a comprehensive design win from a top-tier defense prime contractor for a homeland security application. The contract calls for extensive algorithm optimization and acceleration, Cell Broadband Engine™ (BE) processor-based products, and services that include system engineering mapping, application development training, and installation and configuration support. Mercury was chosen because of the unique ability to optimize a full spectrum of processor architectures in order to provide the highest performance and best value for the customer’s technology investment.

September – Mercury introduced the Converged Sensor Network™ (CSN™) Architecture and the SigmaNET™ VXS-based sensor networking solution for the next-generation battlefield. By combining the agility of cluster computing with sensors at the tactical edge, the CSN Architecture supports a more robust sensor computing and networking environment, providing the flexibility to get information quickly to authorized users via industry-standard networking. The SigmaNET solution of hardware and software enhancements, which enables sensor networking and converged management in existing embedded systems, was delivered to a leading defense customer for the processing and dissemination of sensor data including electronic imaging, video, and weapons systems.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 5

September – Visage Imaging® announced it has partnered with the American College of Radiology to provide its Visage® CS Thin Client Server, which will be used for interactive radiology education on Coronary CT Angiography and the Dartmouth PET/CT Course. The Visage CS (Client Server) system provides true thin client, 3D-based image interpretation, post-processing, and image distribution for CT, MR, PET, PET-CT, SPECT, and SPECT-CT imaging, enabling virtually “instant” access to all data anytime, anywhere inside or outside the hospital or imaging center.

October – Mercury announced that it closed SolMap Pharmaceuticals, its biotech venture, and sold the assets and IP to FORMA Therapeutics of Cambridge, Massachusetts. FORMA Therapeutics was recently funded by the Novartis Option Fund, a venture capital arm of Novartis AG, one of the world’s largest pharmaceutical firms. FORMA will integrate SolMap’s assets and IP into its transformative chemistry and biology platforms to unlock the best targets and pathways that genomic medicine has revealed. The transaction was completed on September 30, 2008.

Conference Call Information

Mercury will host a conference call on Wednesday, October 22, 2008 at 5:00 p.m. EDT to discuss the first quarter 2009 results and review the financial and business outlook for the remainder of the year.

To listen to the conference call, dial (800) 289-0548 in the USA and Canada, and (913) 312-6678 for all other countries. The conference code number is 3495048. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under Financial Events.

A replay of the call by telephone will be available from approximately 8:00 p.m. EDT on Wednesday, October 22 through 12:00 a.m. EDT on Friday, October 31. To access the replay, dial (888) 203-1112 in the USA and Canada, and (719) 457-0820 for all other countries. Enter access code 3495048. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 6

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures adjusted to exclude certain non-cash and other specified charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with their corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation™

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) provides embedded computing systems and software that combine image, signal, and sensor processing with information management for data-intensive applications. With deep expertise in optimizing algorithms and software and in leveraging industry-standard technologies, we work closely with customers to architect comprehensive, purpose-built solutions that capture, process, and present data for defense electronics, homeland security, and other computationally challenging commercial markets. Our dedication to performance excellence and collaborative innovation continues a 25-year history in enabling customers to gain the competitive advantage they need to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2009 business performance and beyond. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

Mercury Reports First Quarter Fiscal 2009 Revenues of $49.1 Million, Page 7

risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2008. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Robert Hult, CFO, Mercury Computer Systems, Inc.

978-967-1990

Cell Broadband Engine is a trademark of Sony Computer Entertainment Inc. Challenges Drive Innovation, Converged Sensor Network, CSN, PowerBlock and SigmaNET are trademarks; and Echotek, Visage and Visage Imaging are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts  01824-2820  U.S.A.

978-256-1300 • Fax 978-256-3599 • www.mc.com

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2008	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$60,926	$59,045
Marketable securities	60,027	60,205
Accounts receivable, net	26,988	33,109
Inventory	21,458	24,694
Prepaid expenses and other current assets	5,350	8,752
Current assets of discontinued operations	—	38

Total current assets	174,749	185,843

Marketable securities	46,037	47,231
Property and equipment, net	10,466	11,054
Goodwill	79,256	80,956
Acquired intangible assets, net	6,503	7,488
Deferred tax assets, net	30	—
Other non-current assets	5,714	5,818
Non-current assets of discontinued operations	—	160

Total assets	$322,755	$338,550

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,950	$15,112
Accrued expenses	8,535	9,817
Accrued compensation	10,053	11,781
Notes payable and current capital lease obligation	125,370	125,301
Income taxes payable	1,022	1,383
Deferred revenues and customer advances	12,275	16,240
Current liabilities of discontinued operations	206	124

Total current liabilities	167,411	179,758

Notes payable and non-current capital lease obligations	14	18
Accrued compensation	1,447	1,709
Deferred tax liabilities, net	285	285
Deferred gain on sale-leaseback	8,738	9,027
Other long-term liabilities	1,290	1,241

Total liabilities	179,185	192,038

Shareholders’ equity:
Common stock	221	220
Additional paid-in capital	101,618	100,268
Retained earnings	39,271	40,575
Accumulated other comprehensive income	2,460	5,449

Total shareholders’ equity	143,570	146,512

Total liabilities and shareholders’ equity	$322,755	$338,550

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended September 30,
	2008	2007
Net revenues	$49,099	$48,008
Cost of revenues (1)	20,817	16,790

Gross profit	28,282	31,218

Operating expenses:
Selling, general and administrative (1)	15,809	19,109
Research and development (1)	11,883	13,131
Amortization of acquired intangible assets	1,375	1,799
Restructuring	558	55

Total operating expenses	29,625	34,094

Loss from operations	(1,343)	(2,876)

Interest income	997	2,108
Interest expense	(838)	(845)
Other income (expense), net	152	286

Loss from continuing operations before income taxes	(1,032)	(1,327)

Income tax expense	—	1,840

Net loss from continuing operations	(1,032)	(3,167)
Loss from discontinued operations, net of tax	(743)	(141)
Gain on disposal of discontinued operations, net of tax	471	—

Net loss	$(1,304)	$(3,308)

Basic (loss) income per share:
Net loss from continuing operations	$(0.05)	$(0.15)
Loss from discontinued operations	(0.03)	—
Gain on disposal of discontinued operations	0.02	—

Net loss per share	$(0.06)	$(0.15)

Diluted (loss) income per share:
Net loss from continuing operations	$(0.05)	$(0.15)
Loss from discontinued operations	(0.03)	—
Gain on disposal of discontinued operations	0.02	—

Net loss per share	$(0.06)	$(0.15)

Weighted average shares outstanding:
Basic	22,009	21,474

Diluted	22,009	21,474

(1) Includes stock-based compensation expense, which was allocated as follows:

Cost of revenues	$69	$99
Selling, general and administrative	$933	$1,892
Research and development	$422	$644

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(1,304)	$(3,308)
Depreciation and amortization	3,026	3,987
Other and non-cash items, net	631	2,438
Changes in operating assets and liabilities	283	845

Net cash provided by operating activities	2,636	3,962

Cash flows from investing activities:
Sales (Purchases) of marketable securities, net	109	(1,364)
Purchases of property and equipment, net	(1,111)	(766)
Acquisitions, net of cash acquired, and acquired intangible assets	—	(2,400)

Net cash used in investing activities	(1,002)	(4,530)

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	166	445
Repurchases of common stock	(239)	(278)
Payments of principal under notes payable and capital leases	(42)	(30)
Gross tax windfall from stock-based compensation	358	223

Net cash provided by financing activities	243	360

Effect of exchange rate changes on cash and cash equivalents	4	160

Net increase (decrease) in cash and cash equivalents	1,881	(48)
Cash and cash equivalents at beginning of period	59,045	51,293

Cash and cash equivalents at end of period	$60,926	$51,245

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP operating income (losses), non-GAAP net income (losses) from continuing operations, and non-GAAP basic and diluted earnings (losses) from continuing operations per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of SFAS No. 123R, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that either are not required to adopt SFAS No. 123R, or disclose non-GAAP financial measures that exclude stock-based compensation.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Tax valuation allowance. The Company records a tax valuation allowance as an expense item when it is “more likely than not” per FAS 109 criteria that the Company will not reap the benefits of the deferred tax assets (future deductible amounts derived from temporary differences between book and taxable income). Management believes these allowances are not indicative of ongoing operating results, and that exclusion of this expense item allows comparisons of operating results that are consistent across past, present and future periods.

Adjustments for related tax impact. Finally, for purposes of calculating non-GAAP net income (losses) from continuing operations and non-GAAP basic and diluted earnings (losses) from continuing operations per share, management adjusts the (benefit) provision for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax (benefit) provision.

Management excludes the above-described items and their related tax impact from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the non-GAAP financial adjustments described above, and investors should not infer from the Company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following tables reconcile the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)

	Three months ended September 30,
	2008	2007
Loss from operations	$(1,343)	$(2,876)
Stock-based compensation	1,424	2,635
Amortization of acquired intangible assets	1,375	1,799
Restructuring	558	55

Non-GAAP income from operations	$2,014	$1,613

	Three months ended September 30,
	2008	2007
Net loss from continuing operations	$(1,032)	$(3,167)
Stock-based compensation	1,424	2,635
Amortization of acquired intangible assets	1,375	1,799
Restructuring	558	55
Tax valuation allowance and tax impact of excluding the above items	(790)	891

Non-GAAP net income from continuing operations	$1,535	$2,213

Non-GAAP net income from continuing operations per share:
Basic	$0.07	$0.10

Diluted	$0.07	$0.10

Non-GAAP weighted average shares outstanding:
Basic	22,009	21,474

Diluted	22,283	21,763

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter ending December 31, 2008

	RANGE
	Income (Loss) Per Share - Diluted	Income (Loss) Per Share - Diluted
GAAP expectation	$(0.22)	$(0.14)
Adjustment to exclude stock-based compensation	0.11	0.10
Adjustment to exclude amortization of acquired intangible assets	0.04	0.04
Adjustment for tax impact	0.02	—

Non-GAAP expectation	$(0.05)	$0.00